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                                                                    Exhibit 10.7


                   AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


        AMENDMENT NO. 1, dated as of July 27, 1996, to Agreement, dated as of August 16, 1991, between SYRATECH CORPORATION, a Delaware corporation (the "Company") and ALAN R. KANTER (the "Executive").

        The Executive is now, and at all times since prior to August 16, 1991 has been, Vice President - Sales of the Company. On August 16, 1991 the Company and the Executive entered into an Employment Agreement (the "Agreement"). The Company and the Executive wish to modify the Agreement to make provision for payment to the Executive of a retirement benefit.

        In consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

        1. CONTINUATION OF EMPLOYMENT. The Executive hereby agrees to continue to serve as a full-time employee of the Company for a period of at least three years following the date of this Agreement.

        2.  RETIREMENT BENEFIT.  There is hereby added to the Agreement a new
Section 3.4 reading in its entirety as follows:

            3.4 RETIREMENT BENEFIT. From and after the "Deemed Retirement Date" (as hereinafter defined) and until the last day of the month during which the Executive's death shall occur, the Executive shall be entitled to receive from the Company, and the Company shall pay to the Executive, as a fully vested benefit, an annual retirement benefit equal to the greater of
    (a) $75,000 or (b) the product of (i) one-half of one percentum (0.5%) of the average total annual compensation (i.e., base salary plus bonus compensation) paid to the Executive by the Company in the three years (as defined below) next preceding the Deemed Retirement Date and (ii) the number of full years (a "year" being defined as a period of 365 calendar days) during which the Executive was a full-time employee of the Company or one or more



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    subsidiaries of the Company (whether or not such full-time employment occurred before or after the date of this Agreement so long as such full-time employment occurred after the date of Incorporation of the Company), calculated as of the Deemed Retirement Date; provided, however, that such annual retirement benefit shall be offset (that is, diminished) by the amount of any annual retirement benefit that the Executive shall be or become entitled to receive (and shall actually receive) under any Company-funded pension plan that may be adopted after the date of this Agreement. The annual retirement benefit shall be payable in equal monthly installments in arrears beginning with the last day of the month in which the Deemed Retirement Date occurs. As used herein, the term "Deemed Retirement Date" shall mean the first day of the month next following the calendar month during which occurs the later of (x) the 65th anniversary of the Executive's date of birth or (y) the last day of full-time employment of the Executive by the Company, regardless of the circumstances under which the Executive's full-time employment is terminated.

        3. CONFIRMATION OF OTHER TERMS. In all other respects the provisions of the Agreement are ratified, confirmed and approved, except that the parties acknowledge that, as contemplated by the second sentence of Section
3.1 of the Agreement, effective as of January 1, 1996, the Executive's base salary was increased by the Company to Three Hundred Fifty Thousand Dollars ($350,000) per annum.

        IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Agreement as of the day and year first above written.

                                             SYRATECH CORPORATION


                                             By /s/ Leonard Florence
                                                --------------------------------
                                                Leonard Florence
                                                Chairman of the Board, President
                                                and Chief Executive Officer


                                                /s/ Alan R. Kanter
                                                --------------------------------
                                                Alan R. Kanter